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                                                              Exhibit 99.B(j)(i)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees and Shareholders:
ING Investors Trust


We consent to the use of our reports dated February 11, 2005 incorporated herein by reference and to the references to our firm under the headings "More Information" and "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

                         /s/KPMG LLP


Boston, Massachusetts
April 11, 2005